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                                                                     EXHIBIT 4.3

                              NOVA HOLDINGS, INC.

                      1996 EMPLOYEES STOCK INCENTIVE PLAN
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                              NOVA HOLDINGS, INC.

                      1996 EMPLOYEES STOCK INCENTIVE PLAN


                                   ARTICLE 1
                                    PURPOSE

     1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging employees to obtain a proprietary interest in the Company by owning or sharing in the appreciation of its stock. The Company intends that the Plan will provide such persons with an added incentive to continue in the employ of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting to its service persons of outstanding quality.

     1.2 Intended Tax Effects of Stock Rights. It is intended that part of the Plan qualify as an ISO (as hereinafter defined) plan and that any option granted in accordance with such portion of the Plan qualify as an ISO, all within the meaning of Code (S)422. The tax effects of any NQSO (as hereinafter defined), Stock Appreciation Rights or Restricted Stock granted hereunder should be determined under Code (S)83.


                                 ARTICLE 2
                                 DEFINITIONS

     The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

     2.1  1933 Act shall mean the Securities Act of 1933, as amended.

     2.2  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

     2.3 Beneficiary shall mean, with respect to an Optionee, Restricted Stock Recipient or SAR Recipient, the individual or individuals to whom the Optionee's Options, Restricted Stock Recipient's Restricted Stock or the SAR Recipient's Stock Appreciation Rights shall be transferred upon the Optionee's, Restricted Stock Recipient's or SAR Recipient's death (i.e., the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary).

          (a) Designation of Beneficiary. An Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary shall be the individual who is last designated in writing by the Optionee, Restricted Stock Recipient or SAR Recipient as such Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary hereunder. An Optionee, Restricted Stock Recipient or SAR Recipient shall designate his or her original Beneficiary in writing on his or her Option Agreement, Restricted Stock Agreement or SAR Agreement. Any subsequent modification of the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary shall be in a written executed and notarized letter addressed to the Company and shall be effective when it is received and accepted by the Committee, determined in the Committee's sole discretion.

          (b) No Designated Beneficiary. If, at any time, no Beneficiary has been validly designated by an Optionee, Restricted Stock Recipient or SAR Recipient, or the Beneficiary designated by the Optionee, Restricted Stock Recipient or SAR Recipient is no longer living at the time of the Optionee's, Restricted Stock Recipient's or SAR Recipient's death, then the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary shall be deemed to be the individual or individuals in the first of the following classes of individuals with one or members of such class surviving or in existence as of the Optionee's, Restricted Stock Recipient's or SAR Recipient's death, and in the absence thereof, the Optionee's, Restricted Stock Recipient's or SAR Recipient's estate: (A) the

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     Optionee's, Restricted Stock Recipient's or SAR Recipient's surviving spouse; or (B) the Optionee's, Restricted Stock Recipient's or SAR Recipient's then living lineal descendants, per stirpes.

          (c) Designation of Multiple Beneficiaries. An Optionee, Restricted Stock Recipient or SAR Recipient may not designate more than one individual as a Beneficiary. To the extent that a designation purports to designate more than one individual as a Beneficiary, the designation shall be null and void.

          (d) Contingent Beneficiaries. An Optionee, Restricted Stock Recipient or SAR Recipient may designate a contingent Beneficiary to receive the Optionee's Option, Restricted Stock Recipient's Restricted Stock or SAR Recipient's Stock Appreciation Right in the event that the Optionee's, Restricted Stock Recipient's or SAR Recipient's original Beneficiary should predecease the Optionee, Restricted Stock Recipient or SAR Recipient; otherwise, in the event a Beneficiary predeceases the Optionee, Restricted Stock Recipient or SAR Recipient, then the individual or individuals specified in subsection (b) above shall be the Optionee's, Restricted Stock Recipient's or SAR Recipient's Beneficiary.

     2.4  Board shall mean the Board of Directors of the Company.

     2.5 Cause shall mean an act or acts by an individual involving personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of contract or violation of Company policy, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses), and the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company.

     2.6 Change of Control shall mean the occurrence of any one of the following events:

          (a) Acquisition By Person of Substantial Percentage. The acquisition by any individual or entity (including "affiliates" and "associates" of such individual or entity, but excluding the Corporation, any "parent" or "subsidiary" of the Corporation, or any employee benefit plan of the Corporation or of any "parent" or "subsidiary" of the Corporation) of a sufficient number of shares of the Common Stock, or securities convertible into the Common Stock, and whether through direct acquisition of shares or by merger, consolidation, share exchange, reclassification of securities or recapitalization of or involving the Corporation or any "parent" or "subsidiary" of the Corporation, to constitute the individual or entity the actual or beneficial owner (within the meaning of that term as it is used in Section 13(d) of the 1934 Act and the rules promulgated thereunder) of 30% or more of the Common Stock, but only if such acquisition occurs without the prior approval of the Corporation's Continuing Directors;

          (b) Substantial Change of Board Members. The Corporation's Continuing Directors fail to constitute at least a majority of the members of the Board of Directors of the Corporation;

          (c) Disposition of Assets. Any sale or other transfer of all or substantially all of the assets of the Corporation or any "significant subsidiary" (as such term is defined in Rule 1.02 of the Regulation S-X promulgated under the 1934 Act) without the approval of the Corporation's Continuing Directors; or

          (d) Transactions Requiring Regulatory Approval. The filing by an individual or entity of an application with any regulatory authority having jurisdiction over the ownership of the Corporation in connection with any transaction by such individual or entity to acquire 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of the Corporation's Continuing Directors.

For purposes of this subsection (2.6), the terms "affiliate," "associate," "parent" and "subsidiary" shall have the respective meanings ascribed to such terms in Rule 12b-2 under Section 12 of the 1934 Act, and the term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended. Furthermore, notwithstanding the foregoing, the transactions contemplated under the Contribution Agreement dated October 30, 1995 by and among NOVA Information Systems, Inc., the Company, certain shareholders of NOVA Information Systems, Inc., identified therein, First Union Corporation, First Fidelity BanCorporation and various banking subsidiaries of First Union and First Fidelity shall not constitute a change of control.

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     2.7  Code shall mean the Internal Revenue Code of 1986, as amended.

     2.8 Committee shall mean the committee appointed by the Board to administer and interpret the Plan in accordance with Article 3 below.

     2.9 Common Stock shall mean the common stock, par value $0.01 per share, of the Company.

     2.10 Company shall mean NOVA Holdings, Inc., and shall also mean any parent or subsidiary corporation of NOVA Holdings, Inc. unless the context clearly indicates otherwise.

     2.11 Continuing Director shall mean a Director (i) who was a Director as of the Effective Date, or (ii) who becomes a Director subsequent to the Effective Date and whose election or nomination for election by the Board was Duly Approved by Directors at the time of such election or nomination who were Directors as of the Effective Date, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors.

     2.12 Director shall mean individuals who are serving as a member of the Board (i.e., a director of the Company) or who are serving as a member of the board of directors of a parent or subsidiary corporation of the Company.

     2.13 Disability shall mean, with respect to an individual, the total and permanent disability of such individual as determined by the Committee in its sole discretion.

     2.14 Duly Approved shall mean approved by the vote of at least a majority of the Continuing Directors then on the Board; provided, however, if the votes of such Continuing Directors in favor of an act would be insufficient to constitute an act of the entire Board as if a vote of all of its members had been taken, or if the number of persons constituting the Continuing Directors shall be equal to or less than three, then the term Duly Approved shall mean approved by the unanimous vote of the Continuing Directors then on the Board.

     2.15 Effective Date shall mean the date on which this Plan is adopted by the Board, subject to shareholder approval. See Article 11 herein.

     2.16 Exercise Price shall mean, with respect to a Stock Appreciation Right, a specified "price" for shares of Common Stock used as a base in determining the amount of appreciation in the share price.

     2.17 Fair Market Value of the Common Stock as of a date of determination shall mean the following:

          (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the 1934 Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or National Market System on the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the date of determination.

          (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

          (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices

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     reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

     2.18  ISO shall mean an incentive stock option within the meaning of Code
(S)422(b).

     2.19 NQSO shall mean an option to which Code (S)421 (relating generally to certain ISO and other options) does not apply.

     2.20 Option shall mean ISO's or NQSO's, as applicable, granted to individuals pursuant to the terms and provisions of this Plan.

     2.21 Option Agreement shall mean a written agreement, executed and dated by the Company and an Optionee, evidencing an Option granted under the terms and provisions of this Plan, setting forth the terms and conditions of such Option, and specifying the name of the Optionee and the number of shares of stock subject to such Option.

     2.22 Option Price shall mean the purchase price of the shares of Common Stock underlying an Option.

     2.23 Optionee shall mean an individual who is granted an Option pursuant to the terms and provisions of this Plan.

     2.24 Person shall mean any individual, organization, corporation, partnership or other entity.

     2.25 Plan shall mean this NOVA Holdings, Inc. 1996 Employees Stock Incentive Plan.

     2.26 Restricted Stock shall mean Common Stock subject to a Restriction Agreement between the Restricted Stock Recipient and the Company, whereby the Restricted Stock Recipient has immediate rights of ownership in the shares of Common Stock underlying the award but such shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restriction Agreement and are subject to forfeiture by the Restricted Stock Recipient until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited.

     2.27 Restricted Stock Recipient shall mean an individual who is granted Restricted Stock pursuant to the terms and provisions of this Plan.

     2.28 Restriction Agreement shall mean a written agreement, executed and dated by the Company and a Restricted Stock Recipient, evidencing restrictions placed on the ownership of Restricted Stock by a Restricted Stock Recipient.

     2.29 SAR Agreement shall mean a written agreement, executed and dated by the Company and a SAR Recipient, evidencing a grant of Stock Appreciation Rights under the terms and provisions of this Plan, and setting forth the terms and conditions of such Stock Appreciation Rights and specifying the name of the SAR Recipient and the number of shares of stock subject to such Stock Appreciation
Rights.    For Stock Appreciation Rights related to an Option, the term
"Exercise Price" shall equal the purchase price of the shares of Common Stock
underlying the Option.    For Stock Appreciation Rights related to an Option,
the Option Agreement may contain the aforementioned terms and conditions and be the SAR Agreement.

     2.30 SAR Recipient shall mean an individual who is granted Stock Appreciation Rights pursuant to the terms and provisions of this Plan.

     2.31 Stock Appreciation Right shall mean a right granted to an Optionee with respect to an Option granted pursuant to the terms and provisions of this Plan pursuant to which the Optionee, without payment to the Company (except for any applicable withholding taxes), receives cash, shares of Common Stock, or a combination thereof in an amount equal to the excess of the Fair Market Value per share on the date on which the Stock Appreciation Right is exercised over the Option price per share as provided in the related underlying Option.

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     2.32  Stock Rights shall mean Options and/or Restricted Stock and/or Stock
Appreciation Rights.


                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 General Administration. The Plan shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements, SAR Agreements or Restriction Agreements (as applicable) by which Stock Rights shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

     3.2 Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors who shall meet the following requirements:

          (a) Disinterested Administration Rule. During the period any director is serving on the Committee and during the 1-year period immediately preceding the commencement of such service, he shall not be or have been granted or awarded any Option or other equity securities of the Company under the Plan (or any other discretionary stock plan of the Company or any Company affiliate as defined by Rule 144(a)(1) of the 1933 Act). Notwithstanding the preceding sentence, a member of the Committee may participate during such period in (A) a formula plan, (B) an ongoing securities acquisition program with broad-based employee participation, and/or (C) a program to elect to receive all or part of his annual retainer in equity securities of the Company, all as defined and limited by Rule 16b-3 promulgated under Section 16 of the 1934 Act. The requirements of this subsection are intended to comply with the "disinterested administration rule" of Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule. To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

          (b) Outside Director Rule. No director serving on the Committee may be a current employee of the Company or a former employee of the Company (or any corporation affiliated with the Company under Code (S)1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code
     (S)1504 affiliated corporation), or shall be receiving remuneration (directly or indirectly) from such a corporation in any capacity other than as a director. The requirements of this subsection are intended to comply with the "outside director" requirements of Prop. Treas. Reg. (S)1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the "outside" director requirement of Code (S)162(m)(4)(C)(i). A director who meets the requirements of subsection (a) above shall be treated as meeting the requirements of this subsection (b) until the first meeting of shareholders at which directors are to be elected occurring on or after January 1, 1995.

     3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

     3.4 Indemnification. In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles or certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

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                                 ARTICLE 4
                                   STOCK

     The stock subject to the Stock Rights and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 10, the total number of shares of Common Stock which may be granted to, or for which Options may be granted to, persons participating in the Plan shall not exceed in the aggregate 600,000 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option or Stock Appreciation Right or shares of Restricted Stock returned to the Company by forfeiture again may become subject to Stock Rights under the Plan.


                                 ARTICLE 5
               ELIGIBILITY TO RECEIVE AND GRANT OF STOCK RIGHTS

     5.1 Individuals Eligible for Grants of Stock Rights. The individuals eligible to receive Stock Rights hereunder shall be employees of the Company, including such employees who are also members of the Board or of the board of directors of any parent or subsidiary corporation of the Company; provided, no non-employee director shall be eligible to receive any Stock Rights pursuant to this Plan, and provided further, that only employees of the Company and its "parent" or "subsidiary" corporations within the meaning of subsections (e) and
(f) of Code (S)424 shall be eligible to receive ISO's.

     5.2 Grants of Stock Rights. Subject to the provisions of the Plan, the Committee shall have the authority and sole discretion to determine and designate, from time to time, those individuals (from among the individuals eligible for a grant of Stock Rights under the Plan pursuant to Section 5.1 above) to whom Stock Rights will actually be granted, the Option Price of the shares covered by any Options granted, the Exercise Price of the shares of any Stock Appreciation Rights granted, the manner in and conditions under which Options and Stock Appreciation Rights are exercisable (including, without limitation, any limitations or restrictions thereon), and the manner in and conditions under which shares of Restricted Stock shall vest and the time or times at which Stock Rights shall be granted. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees to whom Stock Rights may be granted, their present and potential contributions to the Company's success and such other factors as the Committee, in its sole discretion, shall deem relevant. In its authorization of the granting of an Option hereunder, the Committee shall specify the name of the Optionee, the number of shares of stock subject to such Option and whether such Option is an ISO or a NQSO. In its authorization of the granting of Stock Appreciation Rights hereunder, the Committee shall specify the name of the SAR Recipient, the number of shares for which Stock Appreciation Rights are granted, and whether upon exercise, such Stock Appreciation Rights shall be paid in cash, shares of Common Stock, or a combination thereof. In its authorization of an award of Restricted Stock hereunder, the Committee shall specify the name of the Restricted Stock Recipient, the number of shares of Restricted Stock to be awarded and the restrictions to which such Restricted Stock shall be subject. The Committee may grant, at any time, new Stock Rights to an Optionee, a SAR Recipient or a Restricted Stock Recipient who previously has received Stock Rights, whether such Stock Rights include prior Stock Rights that still are outstanding, previously have been exercised in whole or in part, have expired or are canceled in connection with the issuance of new Stock Rights. No individual shall have any claim or right to be granted Stock Rights under the Plan.

     5.3 Limitation on Exercisability of ISO's. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value of ISO's which are granted to any employee under the Plan or any other stock option plan adopted by the Company that are first exercisable in any one calendar year shall not exceed $100,000. The Committee shall interpret and administer the limitations set forth in this Section in accordance with Code (S)422(d).

     5.4 Restriction on Grant of Stock Options and Stock Appreciation Rights. No more than 200,000 shares of Common Stock may be made subject to the aggregate Options or Stock Appreciation Rights granted during a calendar year to any one individual.


                                 ARTICLE 6
                      TERMS AND CONDITIONS OF OPTIONS

     Options granted hereunder and Option Agreements shall comply with and be subject to the following terms and conditions:

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     6.1  Requirement of Option Agreement.  Upon the grant of an Option hereunder, the Committee shall prepare (or cause to be prepared) an Option Agreement. The Committee shall present such Option Agreement to the Optionee. Upon execution of such Option Agreement by the Optionee, such Option shall be deemed to have been granted effective as of the date of grant. The failure of the Optionee to execute the Option Agreement within 30 days after the date of the receipt of same shall render the Option Agreement and the underlying Option null and void ab initio.

     6.2 Optionee and Number of Shares. Each Option Agreement shall state the name of the Optionee and the total number of shares of the Common Stock to which it pertains, the Option Price, the Beneficiary of the Optionee and the date as of which the Option was granted under this Plan.

     6.3 Vesting. Each Option shall first become exercisable (i.e., vested) with respect to such portions of the shares subject to such Option as are specified in the schedule set forth hereinbelow:

          (a) Commencing as of the first anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, 25% of the shares subject to such Option. Prior to said date, the Option shall be unexercisable in its entirety.

          (b) Commencing as of the second anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

          (c) Commencing as of the third anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, an additional 25% of the shares subject to the Option.

          (d) Commencing as of the fourth anniversary of the date the Option is granted, the Optionee shall have the right to exercise the Option with respect to, and to thereby purchase, the remainder of the shares subject to such Option.

          (e) Notwithstanding subsections (a) through (d) above, any Options previously granted to an Optionee shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Optionee's becoming Disabled or upon his death or upon a Change in Control.

Other than as provided above, if an Optionee ceases to be an employee of the Company, his rights with regard to all non-vested Options shall cease immediately.

     6.4 Option Price. The Option Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted, unless otherwise determined by the Committee; provided, in no event shall the Option Price of any ISO be less than 100% (110% in the case of ISO's of Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" corporation of the Company (within the meaning of subsections (e) and (f) of Code (S)424)) of the Fair Market Value of the Common Stock on the date the Option is granted; and provided, further, in no event shall the Option Price of any NQSO be less than 75% of the Fair Market Value of the Common Stock on the date the Option is granted. Upon execution of an Option Agreement by both the Company and Optionee, the date as of which the Committee granted the Option as specified in the Option Agreement shall be considered the date on which such Option is granted.

     6.5 Terms of Options. Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years (five years in the case of ISO's granted to Optionees who own more than ten percent of the voting power of all classes of stock of either the Company or any parent or subsidiary) from the date the Option is granted. No Option shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.

     6.6 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise

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shall not be made for less than (i) 50 shares or (ii) the total remaining shares subject to the Option, if such total is less than 50 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date by the Optionee.

     6.7 Method of Exercise. All Options granted hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Option which the Optionee is exercising (in whole or in part) and shall be accompanied by payment of the Option Price for the number of shares specified in such notice and by any documents required by Section 10.1. The Company shall make delivery of such shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     6.8  Medium and Time of Payment.

          (a) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee (or his Beneficiary as provided in subsection (c) of Section 6.9), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank or a federally chartered thrift institution (or guaranteed or notarized in such other manner as the Committee may require) or by instructing the Company to retain shares of Common Stock upon the exercise of the Option with a Fair Market Value equal to the exercise price as payment; or (C) by a combination of (A) and (B).

          (b) If all or part of the Option Price is paid by delivery of shares of the Common Stock, on the date of such payment, the Optionee must have held such shares for at least six months from (i) the date of acquisition, in the case of shares acquired other than through a stock option or other stock award plan, or (ii) the date of grant or award in the case of shares acquired through such a plan; and the value of such Common Stock (which shall be the Fair Market Value of such Common Stock on the date of exercise) shall be less than or equal to the total Option Price payment.
     If the Optionee delivers Common Stock with a value that is less than the total Option Price, then such Optionee shall pay the balance of the total Option Price in cash, other property or services, as provided in subsection
     (a) above.

          (c) In addition to the payment of the purchase price of the shares then being purchased, an Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Optionee's residence, and of any other applicable law.

     6.9 Effect of Termination of Employment, Disability or Death. Except as provided in subsections (a), (b) and (c) below, no Option shall be exercisable unless the Optionee thereof shall have been an employee of the Company from the date of the granting of the Option until the date of exercise; provided, the Committee, in its sole discretion, may waive the application of this Section with respect to any NQSO's granted hereunder and, instead, may provide a different expiration date or dates in a NQSO Option Agreement.

          (a) Termination of Employment. In the event an Optionee ceases to be an employee of the Company for any reason other than death or Disability, any Option or unexercised portion thereof granted to him shall terminate on and shall not be exercisable after the earliest to occur of (i) the expiration date of the Option, (ii) three months after termination of employment or (iii) the date on which the Company gives notice to such Optionee of termination of employment if employment is terminated by the Company for Cause (an Optionee's resignation in anticipation of termination of employment by the Company for Cause shall constitute a notice of termination by the Company); provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Notwithstanding the foregoing, in the event that an Optionee's employment terminates for a reason other than death or Disability at any time after a Change of Control, the term of all Options of that Optionee shall be extended through the end of the three-month period immediately following the date of such termination; provided, this extension shall apply to ISO's only to the extent it does not cause the term of such ISO's to exceed the maximum term permitted under Code (S)422 or does not cause such ISO's to lose their status as ISO's. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of termination of employment. The question of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (b) Disability. Upon the termination of an Optionee's employment due to Disability, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of (i) the expiration date of such Option, or (ii) one year after the date on which such Optionee ceases to be an employee of the Company due to Disability; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Prior to the earlier of such date, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Optionee's employment ceases due to Disability.

          (c) Death. In the event of the death of the Optionee (i) while he is an employee of the Company, (ii) within three months after the date on which such Optionee's employment terminated (for a reason other than Cause) as provided in subsection (a) above, or (iii) within one year after the date on which such Optionee's employment terminated due to his Disability as provided in subsection (b), any Option or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by his Beneficiary at any time prior to the expiration of one year from the date of death of such Optionee, but in no event later than the date of expiration of the option period; provided, the Committee may provide in the Option Agreement that such Option or any unexercised portion thereof shall terminate sooner. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Optionee.

     6.10 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Optionee except (i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or descendant of the Optionee (but only to the extent that such transfer is not restricted for grants of securities under this Plan to be exempt from the provisions of Section 16 of the 1934 Act in accordance with Rule 16b-3(a)(2) or the corresponding provisions, if any, of subsequent regulations under Section 16 of the 1934 Act), and any purported transfer (other than as excepted above) shall be null and void. After the death of an Optionee and upon the death of the Optionee's Beneficiary, an Option shall be transferred only by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option shall be exercisable only by him; provided, however, that in the event the Optionee is incapacitated and unable to exercise Options, such Options may be exercised by such Optionee's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

     6.11 Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to shares covered by his Option until date of the issuance of the shares to him and only after the Option Price of such shares is fully paid. Unless specified in Article 9, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

     6.12 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     6.13 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Options previously granted under this Plan.

     6.14 Designation of Option as ISO or NQSO. Subject to the provisions of this Article, each Option granted under the Plan shall be designated either as an ISO or a NQSO. An Option Agreement evidencing both an ISO and a NQSO shall identify clearly the status and terms of each Option.

     6.15 ISO's Converted to NQSO's. In the event any part or all of an Option granted under the Plan which is intended to be an ISO at any time fails to satisfy all of the requirements of an ISO, then such ISO shall be split into an ISO and NQSO so that the portion of the Option, if any, that still qualifies as an ISO shall remain an ISO and the portion that does not qualify as an ISO shall become a NQSO. Such split of an Option into an ISO portion and a NQSO portion shall be evidenced by one or more Option Agreements, as long as each Option is identified clearly as to its status as an ISO or NQSO.

                                 ARTICLE 7
               TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights granted hereunder and SAR Agreements shall comply with and be subject to the following terms and conditions:

     7.1 General Provisions Applicable to Stock Appreciation Rights. Stock Appreciation Rights granted under this Plan shall either be related to an Option or granted independently of any Option as follows:

          (a) Stock Appreciation Rights Related to Option. Stock Appreciation Rights which are granted under this Plan with respect to an Option shall be granted simultaneously with, and shall only pertain to, such related underlying Option. Stock Appreciation Rights related to an Option shall be exercised only to the extent that the related Option is exercisable, shall be forfeited to the extent that the related Option is forfeited, and shall be subject to the same terms and conditions of Article 6 as are applicable to the related Option (e.g., vesting, number of shares, expiration terms, method of exercise, effect of termination of employment, Disability or death, restrictions on transfer and exercise, rights as shareholders, acceleration, etc.). Stock Appreciation Rights which are granted under this Plan with respect to an Option granted under this Plan shall be specified in the SAR Agreement. If the related Option is an ISO, the related Stock Appreciation Right shall satisfy all the restrictions and limitations of Article 6 hereof as if such related Stock Appreciation Right were an ISO.

          (b) Independent Stock Appreciation Rights. Stock Appreciation Rights which are granted under this Plan independent of any Option granted under this Plan shall be subject to such terms and provisions as the Committee may, in its discretion, specify in writing in a SAR Agreement; provided, however, such terms and provisions with respect to independent Stock Appreciation Rights shall provide for a definite period of time of less than ten years from the date of grant for the exercise of the Stock Appreciation Rights and shall not defer income until the SAR Recipient's retirement date or termination of employment.

The Exercise Price of the shares of Common Stock underlying any Stock Appreciation Right granted under this Plan shall be the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted, unless otherwise determined by the Committee; provided, however, for Stock Appreciation Rights related to an Option, the Exercise Price shall be equal to the Option Price.

     7.2 Requirement of SAR Agreement. Upon the grant of Stock Appreciation Rights hereunder, the Committee shall prepare (or cause to be prepared) a SAR Agreement. The Committee shall present such SAR Agreement to the SAR Recipient. Upon execution of such SAR Agreement by the SAR Recipient, such Stock Appreciation Rights shall be deemed to have been granted effective as of the date of grant. The failure of the SAR Recipient to execute the SAR Agreement within 30 days after the date of the receipt of same shall render the SAR Agreement and the underlying Stock Appreciation Rights null and void ab initio.

     7.3 SAR Recipient and Number of Shares. Each SAR Agreement shall state the name of the SAR Recipient and the total number of shares of the Common Stock to which it pertains, the Exercise Price, the Beneficiary of the SAR Recipient and the date as of which the Stock Appreciation Right was granted under this Plan.

     7.4 Exercise of Stock Appreciation Right. A Stock Appreciation Right shall, upon its exercise, entitle the SAR Recipient to whom such Stock Appreciation Right was granted to receive a number of shares of Common Stock or cash or a combination thereof (as specified at the time of grant, or, if not so specified, as specified by the SAR Recipient as of the time of exercise), the aggregate value of which (i.e., the sum of the amount of cash and/or the Fair Market Value of such shares of Common Stock on the date of exercise) shall equal (as nearly as possible, it being understood that the Company shall not issue any fractional shares) the amount by which the Fair Market Value per share on the date of such exercise shall exceed the Exercise Price per share under the related SAR Agreement, multiplied by the number of shares of Common Stock with respect to which Stock Appreciation Rights have been granted which are being exercised by the SAR Recipient. In the case of Stock Appreciation Rights related to an Option, such related Option shall cease to be exercisable to the extent of the shares with respect to which the related Stock Appreciation Right was exercised, and upon the exercise or termination of a related Option, any related Stock Appreciation Right shall terminate to the extent of the shares
with respect to which the related Option was exercised or terminated.   A SAR
Recipient shall pay in cash (or have withheld from the payment attributable to the exercise of all or a part of his Stock Appreciation Right) an amount equal to the amount, if any, which the Company is required at any time to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the SAR Recipient's residence, and any other applicable law.

     7.5 Method of Exercise. All Stock Appreciation Rights granted hereunder shall be exercised by written notice directed to the Committee. Each notice of exercise shall identify the Stock Appreciation Right which the SAR Recipient is exercising (in whole or in part) and by any documents required by Section 10.1. The Company shall make payment the corresponding payment of cash or delivery of shares within a reasonable period of time; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to any shares to be issued to the SAR Recipient before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     7.6 Restrictions on Stock Appreciation Rights. No Stock Appreciation Rights shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by transfer to a Beneficiary upon the death of the SAR Recipient, and any purported transfer shall be null and void. After the death of a SAR Recipient and upon the death of the SAR Recipient's Beneficiary, a Stock Appreciation Right shall be transferred only by will or by the laws of descent and distribution. During the lifetime of a SAR Recipient, the SAR Recipient shall be exercisable only by him; provided, however, that in the event the SAR Recipient is incapacitated and unable to exercise Stock Appreciation Rights, such Stock Appreciation Rights may be exercised by such SAR Recipient's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

     7.7 Restrictions on Grants. No Stock Appreciation Rights shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.

     7.8 Rights as a SAR Recipient. A SAR Recipient shall have no rights as a shareholder with respect to shares covered by his Stock Appreciation Right at any time, either before of after exercise of the Stock Appreciation Right.

     7.9 No Obligation to Exercise Stock Appreciation Right. The granting of a Stock Appreciation Right shall impose no obligation upon the SAR Recipient to exercise such Stock Appreciation Right.

     7.10 Acceleration. The Committee shall at all times have the power to reduce (but not increase) any restrictions or limitations applicable to a Stock Appreciation Right granted under this Plan.


                                 ARTICLE 8
                TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     Restriction Agreements and the Restricted Stock awarded under this Plan shall comply with and be subject to the following terms and conditions:

     8.1 Requirement of Restriction Agreement. Upon the grant of Restricted Stock hereunder, the Committee shall prepare (or cause to be prepared) a Restriction Agreement and shall present such Restriction Agreement to the Restricted Stock Recipient. The failure of the Restricted Stock Recipient to execute the Restriction Agreement within 30 days after the date of the receipt of same shall render the Restriction Agreement and the underlying award of Restricted Stock null and void ab initio.

     8.2 Effect of Grant of Restricted Stock. An award of Restricted Stock granted under the Plan shall provide the Restricted Stock Recipient with immediate rights of ownership in the shares of Common Stock underlying the award, but such shares shall be subject to such restrictions as the Committee shall specify and shall be subject to forfeiture by the Restricted Stock Recipient until the earlier of (i) the time such restrictions lapse or are satisfied, or (ii) the time such shares are forfeited.

     8.3 Restricted Stock Recipient and Number of Shares. Each Restriction Agreement shall state the name of the Restricted Stock Recipient and the total number of shares of the Common Stock to which it pertains, the Beneficiary of the Restricted Stock Recipient and the date as of which the Restricted Stock was granted under this Plan.

     8.4  Restrictions on Stock.

          (a) The vesting of complete ownership rights in any Restricted Stock awarded under this Plan shall be subject to such terms and conditions as the Committee may determine in its sole discretion; provided, no Restricted Stock Recipient shall be required to pay any consideration in the form of cash or other property as a condition to acquiring the Restricted Stock. A Restricted Stock Recipient shall vest and obtain a nonforfeitable interest in the Restricted Stock as of the date that the last of such terms and conditions is satisfied; provided, if such terms and conditions are not satisfied by the deadline, if any, designated by the Committee and specified in the Restriction Agreement, the portion of Restricted Stock still subject to such terms and conditions shall be forfeited and returned to the Company. The Committee, in its sole discretion, may provide for the lapse of the terms and conditions to which Restricted Stock is subject in installments and may provide for different terms and conditions and/or a different restriction period with respect to each award, or any portion of an award, of Restricted Stock.

          (b) In addition to such terms and conditions as the Committee may determine with respect to the vesting of any shares of Restricted Stock, all Restricted Stock shall vest with respect to such portion of each grant of Restricted Stock as is specified in the schedule set forth hereinbelow, except as may otherwise be specified by the Committee.

               (i) Commencing as of the first anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in 25% of the Restricted Stock so granted. Prior to said date, none of such Restricted Stock shall be vested.

               (ii) Commencing as of the second anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in an additional 25% of the Restricted Stock so granted.

               (iii) Commencing as of the third anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in an additional 25% of the Restricted Stock so granted.

               (iv) Commencing as of the fourth anniversary of the date the Restricted Stock is granted, complete ownership rights shall vest (subject to such other terms and conditions as the Committee may determine) in the remainder of the Restricted Stock so granted.

     Notwithstanding the above, 100% of the shares of Restricted Stock previously granted to a Restricted Stock Recipient shall become immediately vested upon a Change of Control or upon a Restricted Stock Recipient's becoming Disabled or upon his death.

     8.5  Delivery of Restricted Stock.

          (a) The Company shall make delivery of the shares of Restricted Stock within a reasonable period of time after execution of a Restriction Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

          (b) Unless the certificates representing shares of the Restricted Stock are deposited with a custodian pursuant to subsection (c) of this Section, each such certificate shall bear the following legend (in addition to any other restrictive legend required pursuant to Article 10):

          The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the NOVA Holdings, Inc. 1996 Employees Stock Incentive Plan and a Restriction Agreement, dated ___________, ______, between ________________________ and NOVA Holdings, Inc.. The Plan and Restriction Agreement are on file in the office of the Secretary of NOVA Holdings, Inc.

     Such legend shall be removed from any certificate evidencing such shares of Restricted Stock as of the date that such shares become nonforfeitable.

          (c) As an alternative to delivering a stock certificate to the Restricted Stock Recipient pursuant to subsection (b) of this Section, any certificate evidencing Restricted Stock may be deposited by the Company with a custodian to be designated by the Committee. The Company shall cause the custodian to issue to the Restricted Stock Recipient a receipt for any Restricted Stock deposited with it in accordance with this subsection. Such custodian shall hold the deposited certificates and deliver the same to the Restricted Stock Recipient in whose name the shares of Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

          (d) A Restricted Stock Recipient shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the grant of the Restricted Stock with a Fair Market Value equal to, the amount, if any, which the Company is required at any time to withhold under the income tax or Federal Insurance Contributions Act tax withholding provisions of the Code, of the income tax laws of the state of the Restricted Stock Recipient's residence, and any other applicable law.

     8.6 Termination of Employment. Except as otherwise determined by the Committee and set forth in a Restriction Agreement, in the event that the employment of a Restricted Stock Recipient to whom Restricted Stock has been granted is terminated for any reason other than a Change of Control or death or Disability before satisfaction of the terms and conditions to which the Restricted Stock is subject, all shares of Restricted Stock still subject to restriction shall be forfeited and shall be forfeited back to the Company.

     8.7 Restrictions on Transfer of Restricted Stock. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while such shares are still subject to restriction, and any purported sale, exchange, transfer, pledge, hypothecation or other disposition of shares of Restricted Stock while such shares are still subject to restriction shall be null and void, except that (i) subject to Sections 8.6 and 8.8, such Restricted Stock may be transferred to a Beneficiary upon the death of the Restricted Stock Recipient, and (ii) Restricted Stock may be transferred from the Restricted Stock Recipient to a spouse, lineal ascendant or lineal descendant of the Restricted Stock Recipient or a spouse of a lineal ascendant or descendant of the Restricted Stock Recipient (but only to the extent that such transfer is not restricted for grants of securities under this Plan to be exempt from the provisions of Section 16 of the 1934 Act in accordance with Rule 16b-3(a)(2) or the corresponding provisions, if any, of subsequent regulations under Section 16 of the 1934 Act). After the death of a Restricted Stock Recipient and upon the death of the Restricted Stock Recipient's Beneficiary, Restricted Stock shall be transferred only by will or by the laws of descent and distribution.

     8.8 Waiver of Restrictions. If the Committee determines that, in cases of retirement or other circumstances determined by the Committee, a waiver of any or all remaining restrictions with respect to a Restricted Stock Recipient's Restricted Stock would be desirable, it may elect in its sole discretion to waive such remaining restrictions.

     8.9 Rights as a Shareholder. Upon delivery of Restricted Stock to the Restricted Stock Recipient (or the custodian, if any), the Restricted Stock Recipient shall, except as otherwise set forth in this Article and in the Restriction Agreement, have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and receive all dividends or other distributions paid or made with respect to the Restricted Stock. Until such delivery, the Restricted Stock Recipient shall have no rights as a shareholder.

     8.10 Acceleration. The Committee shall at all times have the power to accelerate the vesting date of Restricted Stock previously granted under this Plan.

     8.11 Restrictions on Grants. No Restricted Stock shall be granted hereunder after ten years from the earlier of (a) the date the Plan is approved by the shareholders, or (b) the date the Plan is adopted by the Board.

                                 ARTICLE 9
                  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     9.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

          (a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Stock Rights under the Plan.

          (b) The Committee also shall make an appropriate adjustment in the number and kind of shares as to which outstanding Options and Stock Appreciation Rights, or portions thereof then unexercised, shall be exercisable; any such adjustment in any outstanding Options and Stock Appreciation Rights shall be made without change in the total price applicable to the unexercised portion of such Option or Stock Appreciation Rights and with a corresponding adjustment in the Option Price or Exercise Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options and Stock Appreciation Rights shall be the next lower number of shares, rounding all fractions downward.

          (c) Any adjustment to or assumption of ISO's under this Section shall be made in accordance with Code (S)424(a) and the regulations promulgated thereunder so as to preserve the status of such Options and Stock Appreciation Rights as ISO's under Code (S)422.

          (d) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Optionee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

     9.2 Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, the Committee, in its discretion, may declare that:

          (a) any Option or Stock Appreciation Right granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Option or Stock Appreciation Right would have been entitled;

          (b) any or all outstanding Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws); and/or

          (c) any or all Stock Rights granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days' notice to the Optionees, SAR Recipients and/or Restricted Stock Recipients to whom such Stock Rights have been granted.

     9.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Optionee, SAR Recipient and Restricted Stock Recipient written notice of such event at least ten days prior to its effective date, and the rights of all Optionees, SAR Recipients and Restricted Stock Recipients shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

     9.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Option, except as specifically provided otherwise in this Article. The grant of Stock Rights pursuant to the Plan shall not affect in any way the right or power of the

Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.


                                 ARTICLE 10
                    AGREEMENT BY OPTIONEE, SAR RECIPIENT OR
            RESTRICTED STOCK RECIPIENT AND SECURITIES REGISTRATION

     10.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Stock Rights shall be granted to any Optionee, SAR Recipient or Restricted Stock Recipient, and no Option or Stock Appreciation Right shall be exercisable, unless, at the time of grant or exercise, as applicable, such Optionee, SAR Recipient or Restricted Stock Recipient (i) represents and warrants that he will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (ii) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Optionee, SAR Recipient or Restricted Stock Recipient shall, upon the request of the Committee, execute and deliver to the Company an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Optionee, SAR Recipient or Restricted Stock Recipient did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Option, Stock Appreciation Right or Restricted Stock or by the exercise of the Option or the Stock Appreciation Right. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

     The shares represented by this certificate [have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state] [and] [are held by an "affiliate" (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Corporation]. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Corporation, nor will any transferee be recognized as the owner thereof by the Corporation.

If the Common Stock is (A) held by an Optionee, SAR Recipient or Restricted Stock Recipient who is not an "affiliate," as that term is defined in Rule 144 of the 1933 Act, or who ceases to be an "affiliate," or (B) registered under the 1933 Act and all applicable state securities laws and regulations as provided in
Section 10.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

     10.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the 1933 Act or any state securities laws or regulations, any shares with respect to which Stock Rights have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to an Optionee, SAR Recipient or Restricted Stock Recipient. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange or on NASDAQ at the time of the exercise of any Option or the vesting of any shares of Restricted Stock, the Company shall make prompt application at its own expense for the listing on such stock exchange or NASDAQ of the shares of Common Stock to be issued.


                                  ARTICLE 11
                                EFFECTIVE DATE

     The Plan shall be effective as of the Effective Date, and no Stock Rights shall be granted hereunder prior to said date. Adoption of the Plan shall be approved by the shareholders of the Company at the earlier of (i) the annual meeting of the shareholders of the Company which immediately follows the date of the first grant or award of Stock Rights hereunder, or (ii) 12 months after the adoption of the Plan by the Board, but in no event earlier than 12 months prior to the adoption of the Plan by the Board. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company's articles or certificate of incorporation and bylaws and by applicable law; provided, however, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act.
Failure to obtain such approval shall render the Plan and any Stock Rights granted hereunder null and void ab initio.


                                 ARTICLE 12
                           AMENDMENT AND TERMINATION

     12.1 Amendment and Termination By the Board. Subject to Section 12.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination.

     12.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 12.1 above, the following restrictions shall apply to the Board's authority under Section 12.1 above:

          (a) Prohibition Against Adverse Affects on Outstanding Stock Rights. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of the Optionees, SAR Recipients or Restricted Stock Recipients who have outstanding Stock Rights without the consent of such Optionees, SAR Recipients or Restricted Stock Recipients; and

          (b) Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if (i) such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code (S)422, (ii) such modification or amendment would materially increase the benefits accruing to participants under the Plan, (iii) such modification or amendment would materially increase the number of securities which may be issued under the Plan, or
     (iv) such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan, or (v) such modification or amendment would modify the material terms of the Plan within the meaning of Prop. Treas. Reg. (S)1.162-27(e)(4). Clauses (ii),
     (iii) and (iv) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3 of the 1934 Act. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company's articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (ii), (iii) and (iv) above, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the 1934 Act as required by paragraph (b)(2) of Rule 16b-3 of the 1934 Act.


                                 ARTICLE 13
                           MISCELLANEOUS PROVISIONS

     13.1 Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Stock Rights granted hereunder will be used for general corporate purposes.

     13.2 Notices. All notices or other communications by an Optionee, SAR Recipient or Restricted Stock Recipient to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     13.3 Term of Plan. Subject to the terms of Article 12, the Plan shall terminate upon the later of (i) the complete exercise or lapse of the last outstanding Stock Right, or (ii) the last date upon which Options may be granted hereunder.

     13.4 Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the 1934 Act.

     13.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

     13.6 Additional Provisions By Committee. The Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option, as the Committee shall deem advisable. The SAR Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of a Stock Appreciation Right, as the Committee shall deem advisable. The Restriction Agreements authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the complete ownership of Restricted Stock, as the Committee shall deem advisable.

     13.7 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan, between a SAR Agreement and the Plan, or between a Restriction Agreement and the Plan, the Plan shall control.

     13.8 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

     13.9 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

     13.10 Legal References. Any references in this Plan to a provision of law which is, subsequent to the Effective Date of this Plan, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

     13.11 No Rights to Employment. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to employment with the Company or any parent or subsidiary corporation of the Company.

     13.12 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.


            ADOPTED BY BOARD OF DIRECTORS ON _______________, 1995

             APPROVED BY SHAREHOLDERS AS OF _______________, 1996

                                             INCENTIVE STOCK OPTION NO. ________



                              NOVA HOLDINGS, INC.
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

                       INCENTIVE STOCK OPTION AGREEMENT


     This Incentive Stock Option Agreement (the "Agreement") is entered into as
of the ____ day of ________________,   _______, by and between NOVA Holdings,
Inc. (the "Company") and  ______________________________________   ("Optionee").


                                 W I T N E S S E T H:

     WHEREAS, the Company (which term as used herein shall include any parent or subsidiary of the Company) has adopted the NOVA Holdings, Inc. 1996 Employees Stock Incentive Plan (the "Plan") which is administered by a committee appointed by the Company's Board of Directors (the "Committee"); and

     WHEREAS, effective as of ________________,   ________, the Committee
granted to Optionee an incentive stock option under, and in accordance with, the terms of the Plan to reward Optionee for his efforts on behalf of the Company and to encourage his continued loyalty and diligence; and

     WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Optionee, the parties hereto have set forth the terms of such option in writing in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.  Grant of Option.  Effective as of _________________,   ________, the
Committee granted Optionee an incentive stock option. Under that option and subject to the terms and conditions set forth herein, Optionee shall have the right to purchase ________ shares of the common stock of the Company (the "Common Stock"); such _________ shares hereinafter are referred to as the "Optioned Shares," and this option hereinafter is referred to as the "Option". The Option is intended to be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.  Option Price.  The price per share for each of the Optioned Shares
shall be $________________   (the "Option Price"), which is not less than 100%
(110% if the Optionee owns more than 10% of the voting power of all classes of stock of either the Company or any parent or subsidiary corporation of the Company) of the per share Fair Market Value of the Optioned Shares on
_________________,   ________, the date of grant specified above.

     3.  Exercise of Option.

          (a) General. The Option may be exercised by Optionee's delivery to the Secretary of the Company of a written notice of exercise executed by Optionee (the "Notice of Exercise"). The Notice of Exercise shall be substantially in the form set forth as Exhibit A, attached hereto and made a part hereof, and shall identify the Option and the number of Optioned Shares that are being exercised.

          (b) Beginning of Exercise Period. The Option first shall become exercisable (i.e., vested) according to the following schedule; provided, if Optionee ceases to be an employee of the Company, his rights with regard to all non-vested Options under this schedule shall cease immediately:

               (i) As of the first anniversary of the date of grant of the Option, Optionee shall have the right to exercise 25% of the Optioned Shares;

               (ii) As of the second anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares;

               (iii) As of the third anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares; and

               (iv) As of the fourth anniversary of the date of grant of the Option, Optionee shall have the right to exercise the remainder of the Optioned Shares.

Notwithstanding the foregoing, the Option shall become 100% vested immediately upon the death or Disability of Optionee or upon a Change of Control.

          (c) Partial Exercise. Optionee may exercise the Option for less than the full number of exercisable Optioned Shares, but such exercise may not be made for less than 50 shares or the total remaining shares subject to the Option, if less than 50 shares.

     4. Termination of Option. Notwithstanding any provisions to the contrary herein, the Option shall not be exercisable either in whole or in part after the earliest of:

          (a)  Ten years from the date of grant;

          (b) The date that is immediately prior to the first anniversary of the date on which Optionee dies (i) while employed by the Company, (ii) within the three-month period that begins on the date on which Optionee ceases to be an employee of the Company for any reason other than death or Disability or (iii) within the one-year period that begins on the date on which Optionee ceases to be an employee of the Company due to Disability;

          (c) The date of expiration of the one-year period that begins on the date on which Optionee ceases to be an employee of the Company due to Disability; provided, if Optionee dies during such one-year period, the terms of subsection (b) shall control;

          (d) The date of expiration of the three-month period that begins on the date on which Optionee ceases to be an employee of the Company for any reason other than death or Disability; provided, if Optionee dies during such one-year period, the terms of subsection (b) shall control;

          (e) The date on which the Company gives notice (or is deemed to have given notice) to Optionee of his termination of employment for Cause, all as described in Section 6.9(a) of the Plan; or

          (f) Such other earlier date as may be required under the terms of the Plan.

     5. Option Non-Transferable. The Option shall not be transferable by Optionee other than (i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or descendant of the Optionee (but only to the extent that such transfer is not restricted for grants of securities under this Plan to be exempt from the provisions of Section 16 of the 1934 Act in accordance with Rule 16b-3(a)(2) or the corresponding provisions, if any, of subsequent regulations under Section 16 of the 1934 Act), and any purported transfer (other than as excepted above) shall be null and void; provided, however, this sentence shall only be applicable to the extent required for grants of securities under the Plan to be exempt from the provisions of Section 16 of the 1934 Act (in accordance with Rule 16b-3(a)(2) or the corresponding provisions, if any, of subsequent regulations under Section 16 of the 1934 Act. After the death of the Optionee and upon the death of the Optionee's Beneficiary, the Option may be transferred by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or, if he becomes disabled or otherwise incapacitated, by the guardian of his property or his duly appointed attorney-in-fact), and shall not be assignable or transferable by Optionee and, subject to Section 6 hereof, no other person shall acquire any rights in the Option.

     6. Death of Optionee and Transfer of Option. In the event of the death of Optionee while in the employ of the Company, within a period of one year after the termination of his employment with the Company due to Disability, or within a three-month period after the employee ceases to be an employee of the Company for any reason other than for Cause, all or any of the unexercised portion of the Option owned by the deceased Optionee may be exercised by Optionee's Beneficiary at any time prior to the first anniversary of the date of the death of Optionee, but in no event later than the date as of which such Option expires pursuant to Section 4 hereof. Such exercise shall be effected in accordance with the terms hereof as if such Beneficiary was Optionee herein. The Optionee agrees that the following individual shall initially be his Beneficiary:

     Name:_______________________________________
     Address:  ________________________________
               ________________________________
               ________________________________

Any subsequent modification of the Optionee's Beneficiary shall be made pursuant to the terms and provisions of the Plan.

     7.  Medium and Time of Payment of Option Price.

          (a) General. The Option Price shall be payable by Optionee (or his Beneficiary in accordance with Section 6 hereof) upon exercise of the Option and shall be paid in cash, in shares of the Common Stock (or by instructing the Company to retain shares of Common Stock as payment), in other property or services acceptable to the Committee and allowed under the terms of the Plan and applicable law, or any combination thereof.

          (b) Payment in Shares of the Common Stock. If Optionee pays all or part of the Option Price with shares of the Common Stock, the following conditions shall apply:

               (i) Optionee shall deliver to the Secretary of the Company a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require);

               (ii) Optionee must have held any shares of the Common Stock used to pay the Option Price for at least six months prior to the date such payment is made;

               (iii) Such shares shall be valued on the basis of the Fair Market Value of the Common Stock on the date of exercise pursuant to the terms of the Plan; and

               (iv) The value of such Common Stock shall be less than or equal to the Option Price. If Optionee delivers Common Stock with a value that is less than the Option Price, then Optionee shall pay the balance of the Option Price in a form allowed under subsection (a) above.

In addition to the payment of the Option Price, Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax and FICA withholding provisions of the Code and of the income tax laws of the state of Optionee's residence.

     8. Agreement of Optionee. Optionee acknowledges that he has read Section 9 of the Plan and understands that certain restrictions may apply with respect to shares of the Common Stock acquired by him pursuant to his exercise of the Option (including restrictions on resale applicable to "affiliates" under Rule 144 of the Securities Act of 1933, as amended, and restrictions on resale applicable to shares of the Common Stock that have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws). Optionee hereby agrees to execute such documents and take such actions as the Company may require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain.

     9. Delivery of Stock Certificates. As promptly as practical after the date of exercise of the Option and the receipt by the Company of full payment therefor, the Company shall deliver to Optionee a stock certificate representing the shares of the Common Stock acquired by Optionee pursuant to his exercise of the Option.

     10. Notices. All notices or other communications hereunder shall be in writing and shall be effective (i) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (ii) on the third business day following the date deposited in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

     If to the Company:

          NOVA Holdings, Inc.
          Attention: Corporate Secretary
          Five Concourse Parkway
          Suite 700
          Atlanta, Georgia  30328

     If to Optionee:

          __________________________
          __________________________
          __________________________
          __________________________

Any party hereto, by notice of the other party hereunder, may change its address for receipt of notices hereunder.

     11. Other Terms and Conditions. In addition to the terms and conditions set forth herein, the Option is subject to and governed by the other terms and conditions set forth in the Plan, which is hereby incorporated by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

     12.  Miscellaneous.

          (a) The granting of the Option and the execution of this Agreement shall not give Optionee any rights to similar grants in future years or any right to be retained in the employ of the Company or to interfere in any way with the right of the Company to terminate Optionee's employment at any time.

          (b) Unless and except as otherwise specifically provided in this Agreement, Optionee shall have no rights of a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for such shares.

          (c) If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Agreement will not permit Optionee to acquire the full number of Optioned Shares as provided in Section 1 hereof, it is the express intention of the Company to allow Optionee to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) This Agreement shall be construed and enforced in accordance with the laws of Georgia.

          (e) This Agreement, together with the Plan, contains the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein and in the Plan.

          (f) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party or any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

          (h) All capitalized terms in this Agreement shall be construed in accordance with their defined terms under the Plan.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.


                         NOVA HOLDINGS, INC.



                         By: ___________________________________

                         Title: ________________________________



                         OPTIONEE:



                         _______________________________________
                         Signature

                         _______________________________________
                         Print or type name

                                 EXHIBIT A

                              NOVA HOLDINGS, INC.
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

            NOTICE OF EXERCISE FOR INCENTIVE STOCK OPTION AGREEMENT


     This Notice of Exercise is given pursuant to the terms of the Incentive Stock Option Agreement, dated _________________, _______, between NOVA Holdings, Inc. (the "Company") and the undersigned Optionee (the "Agreement"), which Agreement represents Incentive Stock Option No. _______ and which is made a part hereof and incorporated herein by reference.

     EXERCISE OF OPTION. Optionee hereby exercises his option to purchase _______ of his Optioned Shares. Optionee hereby delivers, together with this written statement of exercise, the full Option Price with respect to the exercised Optioned Shares, which consists of: [COMPLETE ONLY ONE]

         [ ]   cash in the total amount of $_________________.

         [ ]   _________ shares of the Company's Common Stock.

         [ ]   cash in the total amount of $__________________   and
               _________ shares of the Company's Common Stock.

         [ ]   other (specify): _____________________________________

     ACKNOWLEDGMENT. Optionee hereby acknowledges that, to the extent he is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Optioned Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any shares of the Company's Common Stock acquired by him as a result of his exercise of the Option pursuant to this Notice are subject to, and the certificates representing such shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), all as described in Section 9 of the Plan, and Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

     Executed this ______ day of __________________,   ________.

                         OPTIONEE:

                         _______________________________________
                         Signature

                         _______________________________________
                         Print or Type Name

     NOVA Holdings, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this
______ day of __________________,   ________.

                         NOVA HOLDINGS, INC.


                         By: ___________________________________

                         Title: ________________________________

                                          NONQUALIFIED STOCK OPTION NO. ________



                              NOVA HOLDINGS, INC.
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT


     This Nonqualified Stock Option Agreement (the "Agreement") is entered into as of the ____ day of ___________________, ________, by and between NOVA
Holdings, Inc. (the "Company") and
_______________________________________________________   ("Optionee").


                                 W I T N E S S E T H:

     WHEREAS, the Company (which term as used herein shall include any parent or subsidiary of the Company) has adopted the NOVA Holdings, Inc. 1996 Employees Stock Incentive Plan (the "Plan") which is administered by a committee appointed by the Company's Board of Directors (the "Committee"); and

     WHEREAS, effective as of _________________,   ________, the Committee
granted to Optionee a non-incentive stock option under, and in accordance with, the terms of the Plan to reward Optionee for his efforts on behalf of the Company and to encourage his continued loyalty and diligence; and

     WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Optionee, the parties hereto have set forth the terms of such option in writing in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.  Grant of Option.  Effective as of _________________,   ________, the
Committee granted Optionee a non-incentive stock option under the Plan. Under that option and subject to the terms and conditions set forth herein, Optionee shall have the right to purchase ________ shares of the common stock of the Company (the "Common Stock"); such ________ shares hereinafter are referred to as the "Optioned Shares", and this option hereinafter is referred to as the "Option". The Option is intended to be a nonqualified option.

     2.  Option Price.  The price per share for each of the Optioned Shares
shall be $________________   (the "Option Price"), which is not less than 75% of
the per share Fair Market Value of the Optioned Shares on the date of grant specified above.

     3.  Exercise of Option.

          (a) General. The Option may be exercised by Optionee's delivery to the Secretary of the Company of a written notice of exercise executed by Optionee (the "Notice of Exercise"). The Notice of Exercise shall be substantially in the form set forth as Exhibit A, attached hereto and made a part hereof, and shall identify the Option and the number of Optioned Shares that are being exercised.

          (b) Beginning of Exercise Period. The Option first shall become exercisable (i.e., vested) according to the following schedule; provided, if Optionee ceases to be an employee of the Company, his rights with regard to all non-vested Options under this schedule shall cease immediately:

               (i) As of the first anniversary of the date of grant of the Option, Optionee shall have the right to exercise 25% of the Optioned Shares;

               (ii) As of the second anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares;

               (iii) As of the third anniversary of the date of grant of the Option, Optionee shall have the right to exercise an additional 25% of the Optioned Shares; and

               (iv) As of the fourth anniversary of the date of grant of the Option, Optionee shall have the right to exercise the remainder of the Optioned Shares.

Notwithstanding the foregoing, the Option shall become 100% vested immediately upon the death or Disability of Optionee or upon a Change of Control.

          (c) Partial Exercise. Optionee may exercise the Option for less than the full number of exercisable Optioned Shares, but such exercise may not be made for less than 50 shares or the total remaining shares subject to the Option, if less than 50 shares.

     4.  Termination of Option.    Notwithstanding any provisions to the
contrary herein, and except as otherwise specified in Attachment I (if any) hereto, the Option shall not be exercisable either in whole or in part after the earliest of:

          (a) Ten years from the date of grant;

          (b) The date that is immediately prior to the first anniversary of the date on which Optionee dies (i) while employed by the Company, (ii) within the three-month period that begins on the date on which Optionee ceases to be an employee of the Company for any reason other than death or Disability or (iii) within the one-year period that begins on the date on which Optionee ceases to be an employee of the Company due to Disability;

          (c) The date of expiration of the one-year period that begins on the date on which Optionee ceases to be an employee of the Company due to Disability; provided, if Optionee dies during such one-year period, the terms of subsection (b) shall control;

          (d) The date of expiration of the three-month period that begins on the date on which Optionee ceases to be an employee of the Company for any reason other than death or Disability; provided, if Optionee dies during such one-year period, the terms of subsection (b) shall control;

          (e) The date on which the Company gives notice (or is deemed to have given notice) to Optionee of his termination of employment for Cause, all as described in Section 6.9(a) of the Plan; or

          (f) Such other earlier date as may be required under the terms of the Plan.

     5. Option Non-Transferable. The Option shall not be transferable by Optionee other than by will or by the laws of descent and distribution except
(i) by transfer to a Beneficiary upon the death of the Optionee, or (ii) by transfer from the Optionee to a spouse, lineal ascendant or lineal descendant of the Optionee or a spouse of a lineal ascendant or descendant of the Optionee (but only to the extent that such transfer is not restricted for grants of securities under this Plan to be exempt from the provisions of Section 16 of the 1934 Act in accordance with Rule 16b-3(a)(2) or the corresponding provisions, if any, of subsequent regulations under Section 16 of the 1934 Act), and any purported transfer (other than as excepted above) shall be null and void. After the death of the Optionee and upon the death of the Optionee's Beneficiary, the Option may be transferred by will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee (or, if he becomes disabled or otherwise incapacitated, by the guardian of his property or his duly appointed attorney-in-fact), and shall not be assignable or transferable by Optionee and, subject to Section 6 hereof, no other person shall acquire any rights in the Option.

     6. Death of Optionee and Transfer of Option. Except as otherwise specified in Attachment I (if any) hereto, in the event of the death of Optionee while in the employ of the Company, within a period of one year after the termination of his employment with the Company due to Disability, or within a three-month period after the employee ceases to be an employee of the Company for any reason other than for Cause, all or any of the unexercised portion of the Option owned by the deceased Optionee may be exercised by Optionee's Beneficiary at any time prior to the first anniversary of the date of the death of Optionee, but in no event later than the date as of which such Option expires pursuant to Section 4 hereof. Such exercise shall be effected in accordance with the terms hereof as if such Beneficiary was Optionee herein. The Optionee agrees that the following individual shall initially be his Beneficiary:

     Name:_________________________________________
     Address:  _________________________________
               _________________________________
               _________________________________

Any subsequent modification of the Optionee's Beneficiary shall be made pursuant to the terms and provisions of the Plan.

     7.  Medium and Time of Payment of Option Price.

          (a) General. The Option Price shall be payable by Optionee (or his Beneficiary in accordance with Section 6 hereof) upon exercise of the Option and shall be paid in cash, in shares of the Common Stock (or by instructing the Company to retain shares of Common Stock as payment), in other property or services acceptable to the Committee and allowed under the terms of the Plan and applicable law, or any combination thereof.

          (b) Payment in Shares of the Common Stock. If Optionee pays all or part of the Option Price with shares of the Common Stock, the following conditions shall apply:

               (i) Optionee shall deliver to the Secretary of the Company a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require);

               (ii) Optionee must have held any shares of the Common Stock used to pay the Option Price for at least six months prior to the date such payment is made;

               (iii) Such shares shall be valued on the basis of the Fair Market Value of the Common Stock on the date of exercise pursuant to the terms of the Plan; and

               (iv) The value of such Common Stock shall be less than or equal to the Option Price. If Optionee delivers Common Stock with a value that is less than the Option Price, then Optionee shall pay the balance of the Option Price in a form allowed under subsection (a) above.

In addition to the payment of the Option Price, Optionee also shall pay in cash (or have withheld from his normal pay) an amount equal to, or by instructing the Company to retain Common Stock upon the exercise of the Option with a Fair Market Value equal to, the amount, if any, which the Company at the time of exercise is required to withhold under the income tax and FICA withholding provisions of the Internal Revenue Code of 1986, as amended, and of the income tax laws of the state of Optionee's residence.

     8. Agreement of Optionee. Optionee acknowledges that he has read Section 9 of the Plan and understands that certain restrictions may apply with respect to shares of the Common Stock acquired by him pursuant to his exercise of the Option (including restrictions on resale applicable to "affiliates" under Rule 144 of the Securities Act of 1933, as amended, and restrictions on resale applicable to shares of the Common Stock that have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws). Optionee hereby agrees to execute such documents and take such actions as the Company may require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain.

     9. Delivery of Stock Certificates. As promptly as practical after the date of exercise of the Option and the receipt by the Company of full payment therefor, the Company shall deliver to Optionee a stock certificate representing the shares of the Common Stock acquired by Optionee pursuant to his exercise of the Option.

     10. Notices. All notices or other communications hereunder shall be in writing and shall be effective (i) when personally delivered by courier (including overnight carriers) or otherwise to the party to be given such notice or other communication or (ii) on the third business day following the date deposited in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid. The addresses for such notices shall be as follows:

     If to the Company:

          NOVA Holdings, Inc.
          Attention: Corporate Secretary
          Five Concourse Parkway
          Suite 700
          Atlanta, Georgia  30328

     If to Optionee:

          __________________________
          __________________________
          __________________________
          __________________________

Any party hereto, by notice of the other party hereunder, may change its address for receipt of notices hereunder.

     11. Other Terms and Conditions. In addition to the terms and conditions set forth herein, the Option is subject to and governed by the other terms and conditions set forth in the Plan and in any Attachment I attached hereto, each of which is hereby incorporated by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

     12.  Miscellaneous.

          (a) The granting of the Option and the execution of this Agreement shall not give Optionee any rights to similar grants in future years or any right to be retained in the employ of the Company or to interfere in any way with the right of the Company to terminate Optionee's employment at any time.

          (b) Unless and except as otherwise specifically provided in this Agreement or in any Attachment I attached hereto, Optionee shall have no rights of a shareholder with respect to any shares covered by the Option until the date of issuance of a stock certificate to him for such shares.

          (c) If any term, provision, covenant or restriction contained in this Agreement or in any Attachment I attached hereto is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement or in such Attachment I shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that this Agreement or any Attachment I will not permit Optionee to acquire the full number of Optioned Shares as provided in Section 1 hereof, it is the express intention of the Company to allow Optionee to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

          (d) This Agreement shall be construed and enforced in accordance with the laws of Georgia.

          (e) This Agreement, together with the Plan and any Attachment I attached hereto, contains the entire understanding among the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein, in the Plan and in any Attachment I attached hereto.

          (f) Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

          (g) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party or any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

          (h) All capitalized terms in this Agreement shall be construed in accordance with their defined terms under the Plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.


                         NOVA HOLDINGS, INC.



                         By: ___________________________________

                         Title: ________________________________



                         OPTIONEE:



                         _______________________________________
                         Signature

                         _______________________________________
                         Print or type name

                                        NONQUALIFIED STOCK OPTION NO. __________



                              NOVA HOLDINGS, INC.
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT


                                 ATTACHMENT I
               ADDITIONAL TERMS AND PROVISIONS REGARDING OPTION

                                 EXHIBIT A

                              NOVA HOLDINGS, INC.
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

          NOTICE OF EXERCISE FOR NONQUALIFIED STOCK OPTION AGREEMENT


     This Notice of Exercise is given pursuant to the terms of the Nonqualified Stock Option Agreement, dated __________________, _______, between NOVA Holdings, Inc. (the "Company") and the undersigned Optionee (the "Agreement"), which Agreement represents Nonqualified Stock Option No. ________ and which is made a part hereof and incorporated herein by reference.

     EXERCISE OF OPTION. Optionee hereby exercises his option to purchase _______ of his Optioned Shares. Optionee hereby delivers, together with this written statement of exercise, the full Option Price with respect to the exercised Optioned Shares, which consists of: [COMPLETE ONLY ONE]

          [ ]  cash in the total amount of $________________.

          [ ]  ________ shares of the Company's Common Stock.

          [ ]  cash in the total amount of $_________________  and
               _________ shares of the Company's Common Stock.

          [ ]  other (specify): _____________________________________

     ACKNOWLEDGMENT. Optionee hereby acknowledges that, to the extent he is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Optioned Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, any shares of the Company's Common Stock acquired by him as a result of his exercise of the Option pursuant to this Notice are subject to, and the certificates representing such shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), all as described in Section 9 of the Plan, and Optionee hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

     Executed this ______ day of _________________,   _________.

                         OPTIONEE:

                         _______________________________________
                         Signature

                         _______________________________________
                         Print or Type Name

     NOVA Holdings, Inc. hereby acknowledges receipt of this Notice of Exercise and receipt of payment in the form and amount indicated above, all on this
______ day of ____________________,   ________.

                         NOVA HOLDINGS, INC.


                         By: ___________________________________

                         Title: ________________________________

                               SECOND AMENDMENT
                                    TO THE
                               NOVA CORPORATION
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

     THIS SECOND AMENDMENT to the NOVA Corporation 1996 Employees Stock Incentive Plan (the "Plan"), made as of the day and year noted on the last page hereof, by NOVA Corporation (the "Company"), to be effective as noted below.

                             W I T N E S S E T H:

     WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of its eligible employees and their beneficiaries, and pursuant to
Section 12.1 thereof, the Company has the right to amend the Plan at any time, subject to Section 12.2 of the Plan; and

     WHEREAS, the Company wishes to amend the Plan at this time for the purpose of allowing more discretion to the Committee in the calculation of fair market value of the Company Stock, and for other purposes;

     NOW, THEREFORE, the Plan is hereby amended as follows effective as of April 20, 1998:

                                      1.

     Section 2.17 of the Plan is amended by adding a new subsection (d) to read as follows:

               (d) Good Faith Determination. Notwithstanding the preceding provisions of this Section to the contrary, a method of determining Fair Market Value different from those specified above may be used by the Committee to determine Fair Market Value for purposes of pricing a Stock Right if the Committee determines that such different method of determining Fair Market Value is reasonable, based on all pertinent facts and circumstances, and any such determination to use such differing method is made in good faith by the Committee.

                                      2.

     All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

      ADOPTED BY THE BOARD OF DIRECTORS ON ______________________, 1998

                                THIRD AMENDMENT
                                    TO THE
                               NOVA CORPORATION
                      1996 EMPLOYEES STOCK INCENTIVE PLAN

     THIS THIRD AMENDMENT to the NOVA Corporation 1996 Employees Stock Incentive Plan (the "Plan"), made as of the day and year noted below, by NOVA Corporation (the "Company"), to be effective as noted below.

                             W I T N E S S E T H:

     WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of its eligible employees and their beneficiaries, and pursuant to
Section 12.1 thereof, the Company has the right to amend the Plan at any time, subject to Section 12.2 of the Plan; and

     WHEREAS, the Company amended the Plan on February 27, 1996, for the purpose of increasing the aggregate number of shares of common stock of the Company which could be granted to, or for which stock options may be granted to, persons participating in the Plan from 600,000 to 2,000,000; and

     WHEREAS, the Company wishes to further amend the Plan at this time for the purpose of increasing the aggregate number of shares of common stock of the Company which may be granted to, or for which stock options may be granted to, persons participating in the Plan from 2,000,000 to 6,000,000;

     NOW, THEREFORE, the Plan is hereby amended as follows effective as of September 24, 1998:

                                      1.

     Article 4 of the Plan, as amended by that certain Amendment, dated February 27, 1996, is hereby further amended by deleting the phrase "2,000,000 shares of Common Stock" and inserting in lieu thereof the phrase "6,000,000 shares of Common Stock."

                                      2.

     All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

     ADOPTED BY THE BOARD OF DIRECTORS ON AUGUST 4, 1998

     APPROVED BY THE SHAREHOLDERS AS OF SEPTEMBER 24, 1998